SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

LIVEPERSON, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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April 28, 2009

Dear LivePerson Stockholders:

On behalf of the Board of Directors of LivePerson, Inc., I cordially invite you to attend our Annual Meeting of Stockholders, which will be held on June 9, 2009 at 10:00 a.m. (Eastern Daylight time) at the Courtyard by Marriott Hotel (Manhattan Times Square South), Meeting Room A, 114 West 40th Street, New York, New York 10018 (Tel: 212-391-0088).

The purposes of this meeting are:

•	the election of two directors;
•	the approval of our 2009 Stock Incentive Plan;
•	the ratification of the Audit Committee’s appointment of BDO Seidman, LLP as our independent registered public accounting firm; and
•	to act upon such other business as may properly come before the Annual Meeting.

You will find attached a Notice of Annual Meeting of Stockholders and a Proxy Statement that contain more information about the matters to be considered at the Annual Meeting. Please give all of this information your careful attention. The Board of Directors recommends a vote FOR the director nominees pursuant to Item 1 in the Notice and a vote FOR the proposals listed as Item 2 and Item 3 in the Notice.

You will also find enclosed a Proxy Card appointing proxies to vote your shares at the Annual Meeting. If you do not plan to attend the Annual Meeting in person, please sign, date and return your Proxy Card as soon as possible so that your shares can be represented and voted in accordance with your instructions. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

The Proxy Statement and the enclosed Proxy Card are first being mailed on or about April 30, 2009 to stockholders entitled to vote. Our 2008 Annual Report to Stockholders is being mailed with the Proxy Statement.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Robert P. LoCascio
Chairman of the Board and
Chief Executive Officer

LIVEPERSON, INC.

462 Seventh Avenue, 3rd Floor
New York, New York 10018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 10:00 A.M ON JUNE 9, 2009

TO THE STOCKHOLDERS OF LIVEPERSON, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of LivePerson, Inc., a Delaware corporation (the “Company”), will be held at the Courtyard by Marriott Hotel (Manhattan Times Square South), Meeting Room A, 114 West 40th Street, New York, New York 10018 (Tel: 212-391-0088) on June 9, 2009 at 10:00 a.m. (Eastern Daylight time) for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

(1)	To elect two Class III directors to serve until the 2012 Annual Meeting of Stockholders or in each case until such director’s successor shall have been duly elected and qualified;
(2)	To approve the Company’s 2009 Stock Incentive Plan;
(3)	To ratify the Audit Committee’s appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009; and
(4)	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 22, 2009 (“record date”) will be entitled to notice of, and to vote at, the Annual Meeting, and any adjournments or postponements thereof. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting, and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting, and any adjournments or postponements thereof, will be available for inspection at the Annual Meeting, and any adjournments or postponements thereof, and for a period of 10 days prior to the meeting during regular business hours at the offices of the Company listed above.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting in person, your vote is important. To assure your representation at the Annual Meeting, please sign and date the enclosed Proxy Card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada. Should you receive more than one Proxy Card because your shares are registered in different names and addresses, each Proxy Card should be signed and returned to assure that all your shares will be voted. You may revoke your proxy in the manner described in the Proxy Statement at any time prior to it being voted at the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors

Timothy E. Bixby
President, Chief Financial Officer and Director

New York, New York
April 28, 2009

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

LIVEPERSON, INC.

462 Seventh Avenue, 3rd Floor
New York, New York 10018

PROXY STATEMENT

General

This Proxy Statement is furnished to the stockholders of record of LivePerson, Inc., a Delaware corporation (“LivePerson” or the “Company”), as of the record date, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on June 9, 2009, and at any adjournments or postponements thereof. The Annual Meeting will be held at 10:00 a.m. (Eastern Daylight time) at the Courtyard by Marriott Hotel (Manhattan Times Square South), Meeting Room A, 114 West 40th Street, New York, New York 10018 (Tel: 212-391-0088). This Proxy Statement and the accompanying Proxy Card and Notice of Annual Meeting of Stockholders are first being mailed on or about April 30, 2009 to all stockholders entitled to vote at the Annual Meeting and at any adjournments or postponements thereof.

Voting

The specific matters to be considered and acted upon at the Annual Meeting are:

(i)	the election of two directors;
(ii)	the approval of the Company’s 2009 Stock Incentive Plan;
(iii)	the ratification of the Audit Committee’s appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and
(iv)	to act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

These matters are described in more detail in this Proxy Statement.

On the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof, 47,597,612 shares of the Company’s Common Stock were issued and outstanding. No shares of the Company’s Preferred Stock, par value $0.001 per share, were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on the record date. Stockholders may not cumulate votes in the election of directors.

The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting, and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting, and any adjournments or postponements thereof, will be available for inspection at the Annual Meeting, and any adjournments or postponements thereof, and for a period of ten days prior to the meeting during regular business hours at the offices of the Company listed above.

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote). Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

If a quorum is present, the two nominees who receive the greatest number of votes properly cast (in person or by proxy) will be elected as Class III Directors. Neither abstentions nor broker non-votes will have any effect on the outcome of voting with respect to the election of the Class III directors.

Proposals other than for the election of the Class III directors shall be approved by the affirmative vote of the holders of a majority of the shares of the Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Abstentions will be counted towards the tabulations of votes cast on these proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such a proposal has been approved.

Under the General Corporation Law of the State of Delaware, stockholders are not entitled to dissenter’s rights with respect to any matter to be considered and voted on at the Annual Meeting, and the Company will not independently provide stockholders with any such right.

Proxies

If the enclosed Proxy Card is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If a signed and returned Proxy Card does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the Class III directors proposed by the Board, unless the authority to vote for the election of such directors is withheld. In addition, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal 2 and Proposal 3 described in this Proxy Statement and as the proxy holders deem advisable for all other matters as may properly come before the Annual Meeting. You may revoke or change your proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at the Company’s principal executive offices at 462 Seventh Avenue, 3rd Floor, New York, New York 10018, a notice of revocation or another signed Proxy Card with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the enclosed Proxy Card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 9, 2009

Our proxy materials including our Proxy Statement, Annual Report on Form 10-K and proxy card are available on the Internet and may be viewed and printed, free of charge, at http://www.vfnotice.com/liveperson.

Deadline for Receipt of Stockholder Proposals

In order to be considered for inclusion in the Company’s Proxy Statement and Proxy Card relating to the 2010 Annual Meeting of Stockholders, any proposal by a stockholder submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by the Company at its principal executive offices in New York, New York, on or before December 31, 2009. In addition, under the Company’s bylaws, any proposal for consideration at the 2010 Annual Meeting of Stockholders submitted by a stockholder other than pursuant to Rule 14a-8 will be considered timely if it is received by the Secretary of the Company at its principal executive offices between the close of business on February 9, 2010 and the close of business on March 11, 2010, and is otherwise in compliance with the requirements set forth in the Company’s bylaws. The proxy solicited by the Board of Directors for the 2010 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE — ELECTION OF DIRECTORS

General

The Company’s Fourth Amended and Restated Certificate of Incorporation provides for a classified Board of Directors, consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. At the annual meeting of stockholders in the year in which the term of a class of directors expires, director nominees in such class will stand for election to three-year terms. With respect to each class, a director’s term will be subject to the election and qualification of such director’s successor, or the earlier death, resignation or removal of such director.

The Board consists of six persons, as follows:

Class I (current term ends upon 2010 Annual Meeting)	Class II (current term ends upon 2011 Annual Meeting)	Class III (current term ends upon this Annual Meeting)
Emmanuel Gill	Steven Berns	Kevin C. Lavan
William G. Wesemann	Timothy E. Bixby	Robert P. LoCascio

The term of office for the two Class III directors listed above expires at the Annual Meeting. The Board has selected Messrs. Lavan and LoCascio, the current Class III directors, as nominees for Class III directors whose term of office will expire at the 2012 Annual Meeting of Stockholders.

Messrs. Lavan and LoCascio have agreed to be named as nominees and to continue to serve as directors, if elected, and management has no reason to believe that they will be unavailable to serve. If either Mr. Lavan or Mr. LoCascio is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Messrs. Lavan and LoCascio. The proxies solicited by this Proxy Statement cannot be voted for a greater number of persons than the number of nominees named.

Required Vote

The Class III directors shall be elected by the affirmative vote of a plurality of the shares of the Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote in the election of directors. Pursuant to applicable Delaware law, abstentions and broker non-votes will have no effect on the outcome of the vote.

Nominees for Term Ending upon the 2012 Annual Meeting of Stockholders (Class III)

Kevin C. Lavan, 56, has been a director since January 2000. Since July 2008, Mr. Lavan has been Chief Financial Officer of Paradysz Matera Company, Inc., a direct marketing and digital marketing agency. From August 2007 until July 2008, Mr. Lavan was an independent consultant. From November 2004 until August 2007, Mr. Lavan served advertising agencies affiliated with MDC Partners, Inc. in various capacities. Between October 2000 and November 2004, Mr. Lavan served as an independent consultant to marketing services organizations. In addition, between January 2001 and September 2002, Mr. Lavan was President and Chief Operating Officer of NowMarketing, Inc., formerly known as Elbit VFlash, Inc. From March 1999 until October 2000, Mr. Lavan was an Executive Vice President of Wunderman, the direct marketing and customer relationship marketing division of Young & Rubicam Inc. From February 1997 to March 1999, Mr. Lavan was Senior Vice President of Finance at Young & Rubicam. From 1984 to February 1997, Mr. Lavan held various positions at Viacom Inc., including Controller, and Chief Financial Officer for Viacom’s subsidiary, MTV Networks. Mr. Lavan is a Certified Public Accountant. Mr. Lavan received a B.S. from Manhattan College.

Robert P. LoCascio, 40, has been our Chief Executive Officer and Chairman of our Board of Directors since our inception in November 1995. In addition, Mr. LoCascio was our President from November 1995 until January 2001. Mr. LoCascio founded our Company as Sybarite Interactive Inc., which developed a community-based web software platform known as TOWN. Before founding Sybarite Interactive, through November 1995, Mr. LoCascio was the founder and Chief Executive Officer of Sybarite Media Inc. (known as IKON), a developer of interactive public kiosks that integrated interactive video features with advertising and commerce capabilities. Mr. LoCascio was named a New York City Ernst & Young Entrepreneur of the Year finalist in 2001 and 2008. Mr. LoCascio received a B.B.A. from Loyola College.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF MESSRS. LAVAN AND LOCASCIO.

Continuing Directors for Term Ending upon the 2011 Annual Meeting of Stockholders (Class II)

Steven Berns, 44, has been a director since April 2002. Since November 2007, Mr. Berns has been the Chief Financial Officer of Trade Web, LLC, a leading over-the-counter, multi-asset class online marketplace for electronic securities trading and trade processing. From November 2005 until July 2007, Mr. Berns served as President, Chief Financial Officer and a director of MDC Partners Inc., a marketing communications company. From September 2004 until November 2005, Mr. Berns was Vice Chairman and Executive Vice President of MDC Partners. From August 1999 until September 2004, Mr. Berns was Senior Vice President and Treasurer of The Interpublic Group of Companies, Inc., an organization of advertising agencies and marketing services companies. Before that, Mr. Berns held a variety of positions in finance at Revlon, Inc. from April 1992 to August 1999, becoming Vice President and Treasurer in 1996. Prior to joining Revlon, Mr. Berns worked at Paramount Communications Inc. and at a predecessor public accounting firm of Deloitte & Touche. Mr. Berns is a Certified Public Accountant and received a M.B.A. from New York University and a B.S. from Lehigh University.

Timothy E. Bixby, 44, has been a director since October 1999. Mr. Bixby has served as our Chief Financial Officer since June 1999, and our President since March 2001. In addition, Mr. Bixby was an Executive Vice President from January 2000 until March 2001 and our Secretary from October 1999 until April 2007. From March 1999 until May 1999, Mr. Bixby was a private investor. From January 1994 until February 1999, Mr. Bixby was Vice President of Finance for Universal Music & Video Distribution Inc., a manufacturer and distributor of recorded music and video products, where he was responsible for internal financial operations, third party distribution deals and strategic business development. From October 1992 through January 1994, Mr. Bixby was Associate Director, Business Development, with the Universal Music Group. Prior to that, Mr. Bixby worked for Credit Suisse First Boston’s mergers and acquisitions group as a financial analyst. Mr. Bixby received an M.B.A. from Harvard University and an A.B. from Dartmouth College.

Continuing Directors for Term Ending upon the 2010 Annual Meeting of Stockholders (Class I)

Emmanuel Gill, 70, has been a director since July 2001. Since 1999, Mr. Gill has been President and Chief Executive Officer of Gilbridge Holdings Ltd., a private company which invests in Israeli technology start-up businesses and assists them in entering the United States market. Mr. Gill was a director of our subsidiary HumanClick Ltd., which we acquired in October 2000. Between 1979 and 1999, Mr. Gill was President and Chief Executive Officer of Elbit Ltd., an Israeli manufacturer of electronics for the defense, communications and medical industries. In 1996, Elbit completed a strategic spin-off, forming three separate publicly-traded companies, and Mr. Gill remained Chairman of each of the Elbit spin-offs until forming Gilbridge in 1999. Mr. Gill received a B.S. from the Technion, Israel Institute of Technology.

William G. Wesemann, 52, has been a director since November 2004. Since October 2002, Mr. Wesemann has been an independent consultant. Between January 2001 and October 2002, Mr. Wesemann was Chief Executive Officer of NextPage, Inc., a provider of document management systems. Between August 2000 and January 2001, Mr. Wesemann was Chief Executive Officer of netLens Inc., which was acquired by NextPage and offered a peer-to-peer platform for creating distributed applications. Between May 1996 and May 2000, Mr. Wesemann was Vice President of Sales of Genesys Telecommunications Laboratories, Inc., a leader in computer-telephony integration. Mr. Wesemann received a B.A. from Glassboro State College (now called Rowan University).

Director Independence

The Board of Directors has affirmatively determined that a majority of its directors (Messrs. Berns, Gill, Lavan and Wesemann) are independent under the listing standards of The Nasdaq Stock Market.

Board Committees and Meetings

The Board of Directors held six meetings during the fiscal year ended December 31, 2008, which we refer to in this Proxy Statement as the 2008 Fiscal Year, and did not act by written consent. The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. In the 2008 Fiscal Year, each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which such director served (in each case for meetings held during the period in the 2008 Fiscal Year for which such director served).

Directors who are not members of the Company’s management meet at regularly scheduled executive sessions without members of management present. At least two of these meetings each year are to include only those directors who are independent under the current listing standards of The Nasdaq Stock Market. Currently, all non-employee directors are independent.

All members of the Board of Directors are encouraged to attend the Company’s annual meeting of stockholders. At the 2008 Annual Meeting, three of our directors attended.

Audit Committee

The Audit Committee appoints our independent registered public accounting firm, subject to ratification by our stockholders, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between LivePerson and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. The members of the Audit Committee are Mr. Berns, Mr. Gill and Mr. Lavan (Chair). Each member of the Audit Committee is independent, as independence is defined for purposes of Audit Committee membership by the listing standards of Nasdaq and the applicable rules and regulations of the Securities and Exchange Commission (“SEC”). The Audit Committee held five meetings during the 2008 Fiscal Year.

The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including LivePerson’s balance sheet, income statement and cash flow statement, as required by Nasdaq rules. In addition, the Board has determined that Mr. Lavan satisfies the Nasdaq rule requiring that at least one member of our Board’s Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being, or having been, a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that Mr. Lavan is an “audit committee financial expert” as defined by the SEC.

Compensation Committee

The Compensation Committee of our Board of Directors recommends, reviews and oversees the salaries, benefits and stock option plans for our employees, consultants, directors and other individuals whom we compensate. The Compensation Committee also administers our compensation plans. The Compensation Committee also performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. The members of the Compensation Committee are Mr. Berns (Chair), Mr. Gill and Mr. Wesemann. Each member of the Compensation Committee is independent, as independence is defined for purposes of Compensation Committee membership by the listing standards of Nasdaq. The Compensation Committee deliberated in a separate session as needed during regularly scheduled and special board meetings during the 2008 Fiscal Year.

In making its determinations with respect to executive compensation, the Compensation Committee has not historically engaged the services of a compensation consultant. The Compensation Committee annually reviews competitive compensation data prepared by Culpepper and Associates, a provider of worldwide salary surveys and data for compensation and employee benefit programs in the technology industry, as well as compensation data made publicly available by peer group companies. The Compensation Committee has the authority to retain, terminate and set the terms of the Company’s relationship with any outside advisors who assist the Committee in carrying out its responsibilities.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of our Board of Directors is responsible for identifying individuals qualified to become Board members, recommending to our Board the persons to be nominated for election as directors and to each of the Board’s committees, reviewing and making recommendations to the Board with respect to management succession planning, developing and recommending to the Board corporate governance principles, and overseeing evaluation of the Board as needed. The processes and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described below under “Director Nomination Process.” The members of our Nominating and Corporate Governance Committee are Messrs. Berns, Gill, Lavan and Wesemann (Chair). Each member of the Nominating and Corporate Governance Committee is independent, as defined under the rules of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee deliberated as needed during regularly scheduled and special board meetings during the 2008 Fiscal Year.

Director Nomination Process

The processes established by our Nominating and Corporate Governance Committee Charter to identify and evaluate director candidates include requests to Board members and others for recommendations, evaluation of biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board, all on an as-needed basis from time to time.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee will apply the criteria attached to the Nominating and Corporate Governance Committee’s charter. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. Specific weighting is not assigned to the criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board of Directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities.

Stockholders wishing to bring a nomination for a director candidate at a stockholders meeting must give written notice to LivePerson’s Corporate Secretary, pursuant to the procedures set forth under “Communicating with the Board of Directors” and subject to the deadline set forth under “Deadline for Stockholder Proposals.” The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC and LivePerson’s bylaws. Our bylaws can be accessed in the “Company — Investor Relations” section of our web site at www.liveperson.com.

Communicating with the Board of Directors

In order to communicate with the Board of Directors as a whole, with non-employee directors or with specified individual directors, correspondence may be directed to LivePerson, Inc., 462 Seventh Avenue, 3rd Floor, New York, New York 10018, Attention: Corporate Secretary. All such correspondence will be forwarded to the appropriate director or group of directors. The Corporate Secretary has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate.

Corporate Governance Documents

The Board has adopted a Code of Conduct that applies to all officers, directors and employees, and a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. Both codes of conduct can be accessed in the “Company — Investor Relations” section of our web site at www.liveperson.com, as well as any amendments to, or waivers under, the Code of Ethics for the Chief Executive Officer and Senior Financial

Officers. Copies may be obtained by writing to LivePerson, Inc., 462 Seventh Avenue, 3rd Floor, New York, New York 10018, Attention: Investor Relations. Copies of the charters of our Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as well as copies of LivePerson’s certificate of incorporation and bylaws, can also be accessed in the “Company — Investor Relations” section of our web site.

OWNERSHIP OF SECURITIES

The following table sets forth information with respect to the beneficial ownership of our outstanding Common Stock as of April 22, 2009, by:

•	each person or group of affiliated persons whom we know to beneficially own more than five percent of our Common Stock;
•	each of our executive officers named in the section of this Proxy Statement titled “Summary Compensation Table”;
•	each of our directors and director nominees; and
•	each of our directors and executive officers as a group.

The following table gives effect to the shares of Common Stock issuable within 60 days of April 22, 2009 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 47,597,612 shares of Common Stock outstanding at April 22, 2009 (excluding shares held in treasury). Unless otherwise indicated, the persons named in the table directly own the shares and have sole voting and sole investment control with respect to all shares beneficially owned.

Name and Address(1)	Number of Shares Beneficially Owned(2)	Percentage of Common Stock Outstanding
5% Stockholders
Anchorage Capital Master Offshore, Ltd.(3)	4,400,020	9.2%
Bridger Management, LLC(4)	3,552,695	7.5%
Janus Capital Management LLC(5)	3,457,830	7.3%
Gilder, Gagnon, Howe & Co. LLC(6)	2,389,757	5.0%
Named Executive Officers and Directors
Robert P. LoCascio(7)	5,165,463	10.8%
Timothy E. Bixby(8)	1,338,175	2.8%
Eli Campo(9)	156,750	*
James J. Dicso(10)	295,001	*
Kevin T. Kohn(11)	227,250	*
Steven Berns(12)	45,000	*
Emmanuel Gill(13)	1,155,403	2.4%
Kevin C. Lavan(14)	66,000	*
William G. Wesemann(15)	130,000	*
Directors and Executive Officers as a group (12 persons)(16)	9,000,007	17.9%

*	Less than 1%.
(1)	Unless noted otherwise, the business address of each beneficial owner is c/o LivePerson, Inc., 462 Seventh Avenue, 3rd Floor, New York, New York 10018.
(2)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investment power with respect to the shares shown as beneficially owned.
(3)	Based solely on our review of the Schedule 13G/A filed with the SEC on February 17, 2009 by Anchorage Capital Master Offshore, Ltd. (“Anchorage Offshore”), Anchorage Advisors, L.L.C. (“Anchorage Advisors”), Anchorage Advisors Management, L.L.C. (“Anchorage Management”), Anthony L. Davis (“Mr. Davis”) and Kevin M. Ulrich (“Mr. Ulrich”), each of whose address is 610 Broadway, 6th Floor, New York, New York 10012. Anchorage Advisors is the investment advisor to Anchorage Offshore. Anchorage Management is the sole managing member of Anchorage Advisors. Mr. Davis is the President of Anchorage Advisors and a managing member of Anchorage Management, and Mr. Ulrich is the Chief Executive Officer of Anchorage Advisors and the other managing member of Anchorage Management. Each of Anchorage Offshore, Anchorage Advisors, Anchorage Management, Mr. Davis and Mr. Ulrich may be deemed the beneficial owner of 4,400,020 shares.

(4)	Based solely on our review of the Schedule 13G filed with the SEC on February 17, 2009 by Bridger Management, LLC (“Bridger Management”) and Roberto Mignone (“Mr. Mignone”), each of whose address is 90 Park Avenue, 40th Floor, New York, New York 10016. Mr. Mignone is the managing member of Bridger Management, LLC. Bridger Management and Mr. Mignone may be deemed beneficial owners of 3,552,695 shares and share power to vote or to direct the vote of or dispose or to direct the disposition of all of the shares listed above.
(5)	Based solely on our review of the Schedule 13G/A filed with the SEC on February 17, 2009 by Janus Capital Management LLC (“Janus Capital”) and Janus Venture Fund, each of whose address is 151 Detroit Street, Denver, Colorado 80206. Janus Capital has a direct 89.9% ownership stake in Intech Investment Management (“INTECH”) and a direct 78.4% ownership stake in Perkins Investment Management (“Perkins”). Due to the above ownership structure, holdings for Janus Capital, INTECH and Perkins were aggregated for purposes of the Schedule 13G/A filing. As a result of its role as investment adviser or sub-adviser to various investment companies and to individual and institutional clients (the “Janus Managed Portfolios”), Janus Capital may be deemed to be the beneficial owner of 3,457,830 shares held by the Janus Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the shares held in the Janus Managed Portfolios and disclaims any ownership associated with such rights. Janus Venture Fund is one of the Janus Managed Portfolios to which Janus Capital provides investment advice and is the beneficial owner of 3,140,420 shares.
(6)	Based solely on our review of the Schedule 13G/A filed with the SEC on February 17, 2009 by Gilder, Gagnon, Howe & Co. LLC (“GGHC”), whose address is 1775 Broadway, 26th Floor, New York, New York 10019. GGHC shares power to dispose or to direct the disposition of all of the shares listed above, which include 2,168,478 shares held in customer accounts over which partners and/or employees of GGHC have discretionary authority to dispose of or direct the disposition of the shares, 157,374 shares held in accounts owned by the partners of GGHC and their families, and 63,905 shares held in the account of the profit-sharing plan of GGHC, over which GGHC has sole voting power.
(7)	Includes 277,500 shares of Common Stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 22, 2009.
(8)	Includes 1,049,875 shares of Common Stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 22, 2009.
(9)	Consists of 156,750 shares of Common Stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 22, 2009.
(10)	Includes 5,000 shares of Common Stock held in custodial accounts for his children over which Mr. Dicso has indirect beneficial ownership. Also includes 275,001 shares of Common Stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 22, 2009.
(11)	Consists of 227,250 shares of Common Stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 22, 2009.
(12)	Consists of 45,000 shares of Common Stock issuable upon exercise of presently exercisable options, which, if exercised, include 15,000 shares of Common Stock subject to repurchase rights by us that lapse within 60 days of April 22, 2009.
(13)	Includes 236,949 shares of Common Stock held by Gilbridge Holdings Ltd., over which Mr. Gill has indirect beneficial ownership. Also includes 50,000 shares of Common Stock issuable upon exercise of presently exercisable options, which, if exercised, include 15,000 shares of Common Stock subject to repurchase rights by us that lapse within 60 days of April 22, 2009.
(14)	Includes 60,000 shares of Common Stock issuable upon exercise of presently exercisable options, which, if exercised, include 15,000 shares of Common Stock subject to repurchase rights by us that lapse within 60 days of April 22, 2009.
(15)	Includes 40,000 shares of Common Stock that are owned of record by a family trust over which Mr. Wesemann has indirect beneficial ownership. Also includes 90,000 shares of Common Stock issuable upon exercise of presently exercisable options, which, if exercised, include 15,000 shares of Common Stock subject to repurchase rights by us that lapse within 60 days of April 22, 2009.
(16)	Includes 2,596,701 shares of Common Stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 22, 2009, which, if exercised, include 60,000 shares of Common Stock subject to repurchase rights by us that lapse within 60 days of April 22, 2009 and shares over which the Directors and Executive Officers are indirect beneficial owners. Includes holdings of all Directors and Executive Officers as a group including Executive Officers not listed above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of our Board of Directors, our executive officers and persons who hold more than ten percent of our outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with respect to their ownership of our Common Stock and their transactions in such Common Stock. Based solely upon a review of (i) the copies of Section 16(a) reports which LivePerson has received from such persons or entities for transactions in our Common Stock and their Common Stock holdings for the 2008 Fiscal Year, and (ii) the written representations received from one or more of such persons or entities that no annual Form 5 reports were required to be filed by them for the 2008 Fiscal Year, LivePerson believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and beneficial owners of more than ten percent of its Common Stock, provided that the following filings were made after the time allotted: a Form 4 for Mr. Bixby and Form 3 amendments to previously filed Form 3s for Messrs. Dicso, Kovach and Lang.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

The executive officers of LivePerson, and their ages and positions as of April 22, 2009, are:

Name	Age	Position
Robert P. LoCascio	40	Chief Executive Officer and Chairman of the Board
Timothy E. Bixby	44	President, Chief Financial Officer and Director
Eli Campo	43	Executive Vice President, GM, Technology Operations — Tel Aviv
James J. Dicso	40	Senior Vice President, Enterprise Sales and Services
Monica L. Greenberg	40	Senior Vice President, Business Affairs and General Counsel
Kevin T. Kohn	43	Executive Vice President of Marketing
Michael I. Kovach	40	Senior Vice President, Corporate Controller
Philippe Lang	43	Senior Vice President, Small Business

Biographies for Messrs. LoCascio and Bixby follow the table listing our directors. Biographies for our other executive officers are included below.

Eli Campo has been our Executive Vice President, GM, Technology Operations — Tel Aviv since February 2007. From May 2005 until January 2007, Mr. Campo was the General Manager for Shopping.com, Israel, where he was responsible for the research and development and content operations centers in Israel and Ireland. From May 2001 to May 2005, Mr. Campo was the Senior Vice President, Engineering and Operations at Shopping.com, where he was responsible for all technology and operations. Mr. Campo received a B.A. in Physics with honors from the Hebrew University, Jerusalem.

James J. Dicso has been our Senior Vice President, Enterprise Sales and Services since February 2008 and our Senior Vice President of Enterprise Sales since December 2004. From October 2002 to December 2004, Mr. Dicso was Regional Director of Sales for Witness Systems, Inc., a provider of contact center performance optimization software and services, where he was responsible for Northeast U.S., Canadian and U.S. Federal Government sales. From December 1994 to August 2002, Mr. Dicso worked for Parametric Technology Corporation (PTC), a developer of software to improve manufacturing competitiveness and product development processes, serving in a variety of positions, including Vice President for New Markets in Europe from October 2000 to August 2002. Before that, Mr. Dicso served in a variety of sales positions with Xerox Corporation from 1990 through December 1994. Mr. Dicso received a B.S. in Electrical Engineering from Villanova University.

Monica L. Greenberg has been our Senior Vice President, Business Affairs and General Counsel since November 2006. From May 2004 until October 2006, Ms. Greenberg was a private investor. From April 2000 until April 2004, Ms. Greenberg served as Vice President, General Counsel and Senior Corporate Counsel of Nuance Communications, Inc. From January 1999 to March 2000, Ms. Greenberg was an independent consultant and principal of a small business. From July 1996 to December 1998, Ms. Greenberg was associated with the law firm of Wilson Sonsini Goodrich & Rosati in Palo Alto, California. From September 1994 to July 1996, Ms. Greenberg was associated with the law firm of Willkie Fair & Gallagher in New York, NY. Ms. Greenberg received a J.D. from Boston University School of Law where she was a member of the Boston University Law Review, and a B.A. from the University of Pennsylvania.

Kevin T. Kohn has been our Executive Vice President of Marketing since September 2004. From May 2003 to September 2004, Mr. Kohn was Vice President of Marketing and Business Development for RedDot Solutions Corporation, a provider of enterprise content management solutions. From March 2002 to May 2003, Mr. Kohn served as an independent consultant to various technology companies. From September 2000 to March 2002, Mr. Kohn was Executive Vice President, Americas for MediaSurface Inc., a provider of enterprise content management solutions, where he was responsible for establishing and expanding the British company’s presence in North America. Before that, Mr. Kohn worked for InterWorld Corp., TIBCO Software Inc. and Xerox Corporation. Mr. Kohn received a B.S. in Chemistry from Bucknell University.

Michael I. Kovach has been our Senior Vice President, Corporate Controller since April 2008, our Vice President, Corporate Controller since July 2002 and our Corporate Controller since September 1999. From June 1995 to September 1999, Mr. Kovach was Controller for DualStar Technologies Corp., a leading, publicly traded, mechanical contractor in New York. From December 1993 to June 1995, Mr. Kovach was a Senior Accountant in Grant Thornton’s audit practice. Before that, Mr. Kovach was a staff accountant for Konigsberg Wolf & Co. Mr. Kovach is a Certified Public Accountant and holds a B.S. in Accounting from the State University of New York at Geneseo.

Philippe Lang has been our Senior Vice President, Small Business since April 2008, and our Vice President, General Manager of Small Business since October 2003. From October 2000 to September 2003, Mr. Lang was our Vice President of Online Marketing. From November 1999 to September 2000, Mr. Lang was Chief Web Officer of HumanClick, a provider of online customer service solutions where he established US operations and was responsible for online marketing activities. From January 1998 to November 1999, Mr. Lang was President and founder of Langonline, an Internet consultancy firm whose clients included National Semiconductor, Tektronics and the University of San Francisco. From April 1995 to December 1997, Mr. Lang was Director of Internet Services for Synon, a provider of Enterprise Software, where he managed their development of Internet Services. Mr. Lang received an Engineering degree from the Universite de Technologie in Compiegne, France and an M.B.A. from Ecole Nationale des Ponts et Chaussees.

Compensation Discussion and Analysis

Compensation Objectives and Strategy

The Company’s executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability and to reward them for the Company’s performance, their individual performance, and for creating longer term value for stockholders. The primary objectives of the program are to:

•	align incentives, including bonus targets and performance metrics, with performance that creates stockholder value;
•	retain and encourage high potential team players to build a career at the Company; and
•	provide incentives that are cost-efficient, competitive with other organizations and fair to employees and stockholders.

The Company’s executive compensation programs are approved and administered by the Compensation Committee of the Board of Directors. Working with management, the Compensation Committee has developed a compensation, bonus and benefits strategy designed to reward performance and reinforce a culture that the Compensation Committee believes will promote long-term success. The Company does not engage a compensation consultant. The Company relies heavily upon broad-based criteria provided by a third party data service focused primarily on small and mid-sized technology companies, which are the most comparable peer group for the Company. The Company also relies on publicly available data regarding industry peer group companies.

The compensation program rewards team accomplishments as well as promoting individual accountability. Compensation depends primarily on Company results and individual performance against objectives. The goal of the program is to maintain a strong relationship between individual efforts, Company results and financial rewards.

A portion of total compensation is placed at risk through annual and long-term incentives. The combination of incentives is designed to balance annual operating objectives and Company earnings’ performance with longer-term stockholder value creation.

We seek to provide competitive compensation that is commensurate with performance. We target compensation within an appropriate range above and below the market median, and calibrate both annual and long-term incentive opportunities to generate less-than-median awards when goals are not fully achieved and greater-than-median awards when goals are exceeded.

We seek to promote a long-term commitment to the Company by our senior executives. We believe that there is great value to the Company in having a team of long-tenure, seasoned managers. The vesting schedules attached to option awards (generally 25% per year over 4 years, time-based vesting) reinforce this long-term orientation.

Role of the Compensation Committee

General

The Compensation Committee provides overall guidance for our executive compensation policies and determines the elements of compensation for our executive officers. The Compensation Committee’s function is more fully described in its charter, which has been approved by our Board of Directors.

The Compensation Committee currently consists of three members of our Board of Directors, Steven Berns (Chair), Emmanuel Gill and William Wesemann, each of whom is “independent” as defined by the listing qualifications of The Nasdaq Stock Market and the applicable rules and regulations of the SEC.

The Compensation Committee reviews executive compensation annually, in conjunction with annual operational and financial planning for the upcoming fiscal year, and also periodically as needed for specific executive compensation issues that may arise at other times.

The Compensation Committee determines compensation for the Chief Executive Officer and the President in its sole discretion, and reviews and considers recommendations by the Chief Executive Officer and President when determining compensation for the other members of executive management.

Use of Outside Advisors

In making its determinations with respect to executive compensation, the Compensation Committee has not historically engaged the services of a compensation consultant.

The Compensation Committee periodically reviews competitive compensation data prepared by Culpepper and Associates, a provider of worldwide salary surveys and data for compensation and employee benefit programs in the technology industry, as well as publicly available data for industry peer group companies.

Compensation Structure

Pay Elements — Overview

The Company utilizes four main components of compensation:

•	Salary — fixed pay that takes into account an individual’s role and responsibilities, experience, expertise and individual performance.
•	Annual Incentive — variable pay that is designed to reward attainment of annual business goals. Executives qualify for an annual cash incentive payment based on a combination of Company and individual performance against objectives. In the case of executives whose primary objective is revenue generation, incentive compensation may take the form of commissions tied to revenue as well as other Company and individual performance metrics.
•	Long-Term Incentives — the Company’s equity-based incentive plan allows for awards that may include stock options, stock appreciation rights, restricted stock, performance shares and other stock-based awards, including restricted stock units and deferred stock units. To date, the Company has used only stock options for long-term incentive awards.
•	Benefits and Perquisites — additional security or services, including medical, dental and life insurance benefits and retirement savings.

Pay Elements — Details

1. Salary

The Compensation Committee annually reviews officer salaries and makes adjustments as warranted based on individual responsibilities and performance, Company performance in light of market conditions and competitive practices. Salary adjustments are generally approved during the first quarter of the calendar year and implemented during the second quarter. Salary adjustments for 2009 were based on an evaluation of company and individual performance, strategic achievements, market conditions and competitive practices, among other factors.

2. Annual Incentive Compensation

Annual incentive compensation for certain designated key employees is paid under a bonus plan for each year. The plan is designed to provide awards to such individuals as an incentive to contribute to both revenue growth and profitability on a team basis and as an incentive to meet individual objectives that relate to overall Company goals. Currently, all employees of the Company participate in either a bonus plan, or in the case of sales representatives, a commission plan tied primarily to revenue metrics.

Bonuses are contingent upon the attainment of certain performance targets established by the Compensation Committee, which may include:

•	earnings per share;
•	return on equity, assets or capital;
•	gross or net revenues;
•	earnings before interest, taxes plus amortization and depreciation (“EBITDA”);
•	attainment of strategic development objectives; or
•	such other goals established by the Committee.

Bonuses are typically paid in cash after the end of the performance period in which they are earned, as determined by the Compensation Committee.

The Company expects that the bonus payout in any given year for any individual will be between 50% and 150% of the individual’s target bonus. During the last three years, overall bonus payouts have approximated this range.

3. Long-term Incentives — Equity-Based Awards

The Company and the Compensation Committee believe that equity-based awards are an important factor in aligning the long-term financial interest of the officers and stockholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering the Company’s compensation program. The Compensation Committee may grant equity incentives under the Company’s 2000 Amended and Restated Stock Incentive Plan in the form of stock options (non-qualified and incentive stock options), stock appreciation rights, restricted stock, performance shares and other stock-based awards, including, without limitation, restricted stock units (RSUs) and deferred stock units. All such grants are issued on the date they are approved by the Compensation Committee, except for new hires who are not employed at the time of grant, in which case the grant date is the first day of employment. The exercise price for stock options is the grant date closing market price per share. Historically, the Compensation Committee has granted stock options that provide for time-based vesting in four equal annual installments beginning on the first anniversary of the grant date.

The Company typically grants options upon initial hire for new employees, and once per year for existing employees. The annual option grant process for existing employees currently takes place in the first quarter of the calendar year.

The Compensation Committee has not granted other stock-based awards in the past. The Compensation Committee will evaluate the mix of stock options, restricted stock and other stock-based awards in the future to provide emphasis on preserving stockholder value generated in recent years while providing incentives for continued growth in stockholder value.

The Compensation Committee delegates administrative aspects of stock option grants to management.

4. Other Benefits and Perquisites

The Company’s executive compensation program also includes other benefits and perquisites. These benefits include 401(k) plan accounts, Company-paid medical benefits and life insurance coverage. The Company annually reviews these other benefits and perquisites and makes adjustments as warranted based on competitive practices, the Company’s performance and the individual’s responsibilities and performance. The Company currently partially matches employee contributions to 401(k) plan accounts.

Pay Mix

We utilize the particular elements of compensation described above because we believe that it provides a well-proportioned mix of security-oriented compensation, retention value and at-risk compensation which produces both short-term and long-term performance incentives and rewards. By following this approach, we provide the executive a measure of security in the base compensation that the individual is eligible to receive, while motivating the executive to focus on the business metrics that will produce a high level of performance for the Company, as well as incentives for executive retention. The mix of metrics used for the annual bonus plan and the Stock Incentive Plan likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance. Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives.

Pay Levels

Pay levels for executives are determined based on a number of factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the pay levels for peers within the Company, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole. The Compensation Committee is responsible for approving pay levels for the executive officers. In determining the pay levels, the Compensation Committee considers all forms of compensation and benefits.

The Compensation Committee assesses “competitive market” compensation using a number of sources. Among other sources, the Compensation Committee relies upon information publicly disclosed by Culpepper and Associates, a provider of worldwide salary surveys and data for compensation and employee benefit programs in the technology industry. The Compensation Committee also evaluates compensation practices at peer companies in the technology industry based on publicly available information.

After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the Compensation Committee reviews and approves target total compensation opportunities for executives based on the need to attract, motivate and retain an experienced and effective management team.

Relative to the competitive market data, the Compensation Committee generally intends that the salary and target annual incentive opportunity for each executive will be at least at the median of the competitive market.

As noted above, notwithstanding the Company’s overall pay positioning objectives, pay opportunities for specific individuals vary based on a number of factors such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of stockholder value.

Post-Termination Compensation and Benefits

For certain executives, certain stock options are subject to vesting earlier than the time-based schedule in the event of a change of control of the Company and in certain cases, for termination without cause.

Compensation Committee Discretion

The Compensation Committee retains the discretion to decrease all forms of incentive payouts based on significant individual or Company performance shortfalls. Likewise, the Compensation Committee retains the discretion to increase payouts and/or consider special awards for significant achievements, including but not limited to superior asset management, investment or strategic accomplishments and/or consummation of acquisitions, divestitures, capital improvements to existing properties, or other management objectives.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and the three other officers (other than the chief financial officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among the three other most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

In addition, in determining the size and type of equity awards, the Compensation Committee also considered the potential impact of Statement of Financial Accounting Standards, or SFAS, No. 123(R).

Conclusion

The level and mix of compensation that is finally decided upon is considered within the context of both the objective data from our competitive assessment of compensation and performance, as well as discussion of the subjective factors as outlined above. The Compensation Committee believes that each of the compensation packages is within the competitive range of practices when compared to the objective comparative data even where subjective factors have influenced the compensation decisions.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our annual report on Form 10-K.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Steven Berns (Chair)
Emmanuel Gill
William G. Wesemann

Summary Compensation Table

The following table sets forth the compensation earned for all services rendered to us in all capacities in the 2008 Fiscal Year, the fiscal year ended December 31, 2007, which we refer to as our 2007 Fiscal Year and the fiscal year ended December 31, 2006, which we refer to as our 2006 Fiscal Year, by the following executive officers of the Company, whom we refer to as our Named Executive Officers.

Following the table is a discussion of material factors related to the information disclosed in the table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Robert P. Lo Cascio Chief Executive Officer	2008	325,000	—	—	151,860	150,000	—	4,482	631,342
	2007	275,000	—	—	147,969	155,000	—	3,462	581,431
	2006	275,000	—	—	105,160	125,000	—	4,651	509,811
Timothy E. Bixby President and Chief Financial Officer	2008	325,000	—	—	126,900	150,000	—	24,416	626,316
	2007	275,000	—	—	103,797	155,000	—	17,113	550,910
	2006	275,000	—	—	82,887	125,000	—	16,092	498,979
Eli Campo Executive Vice President, GM, Technology Operations — Tel Aviv(4)	2008	260,857	—	—	270,123	59,873	—	41,234	632,087
	2007	197,324	—	—	239,019	55,699	—	37,210	529,252
	2006	—	—	—	—	—	—	—	—
James J. Dicso Senior Vice President, Enterprise Sales and Services	2008	250,000	—	—	192,511	126,802	—	24,416	593,729
	2007	209,500	—	—	137,690	139,294	—	17,113	503,597
	2006	—	—	—	—	—	—	—	—
Kevin T. Kohn Executive Vice President, Marketing	2008	220,500	—	—	161,527	65,000	—	24,317	471,344
	2007	209,000	—	—	111,860	70,000	—	16,986	407,846
	2006	—	—	—	—	—	—	—	—

(1)	This column represents the charge recognized for financial statement reporting purposes with respect to the fair value of stock options granted to each Named Executive Officer allocated to service provided by the Named Executive Officer in the applicable year in accordance with SFAS No. 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the grants, refer to Note 1(1) of LivePerson’s consolidated financial statements contained in our Annual Report on Form 10-K for the 2008 Fiscal Year, as filed with the SEC. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the Named Executive Officers.
(2)	The performance-based, annual cash incentive bonuses earned in 2008 and paid in 2009 are reflected in the column entitled “Non-Equity Incentive Plan Compensation” for 2008, those earned in 2007 and paid in 2008 are reflected in the column entitled “Non-Equity Incentive Plan Compensation” for 2007 and those earned in 2006 and paid in 2007 are reflected in the column entitled “Non-Equity Incentive Plan Compensation” for 2006.
(3)	Amounts represent the value of perquisites and other personal benefits in the form of the Company’s contribution to group health insurance, life insurance, disability benefits, 401(K) plans and certain other customary and statutory benefits provided under Israeli law.
(4)	Payments to Mr. Campo were made in New Israeli Sheckels, or NIS. For the Fiscal Years 2008 and 2007 average exchange rates of approximately US$1/3.59 NIS and US$1/4.07 NIS, respectively, were used to calculate amounts for Mr. Campo with respect to amounts under “Salary” and “Non-Equity Incentive Plan Compensation.”

Employment Agreements for our Named Executive Officers

Robert P. LoCascio, our Chief Executive Officer, was employed pursuant to an employment agreement entered into as of January 1, 1999. After its initial term, which expired on December 31, 2001, our agreement with Mr. LoCascio extended automatically for one-year terms beginning on each of January 1 in 2002 and 2003. Beginning in 2004, Mr. LoCascio’s employment with us has been at will, but is otherwise subject to the terms of the employment agreement, unless we agree with Mr. LoCascio in writing to alter the terms. Pursuant to the agreement, Mr. LoCascio was entitled to receive an annual base salary of not less than $125,000 and an annual discretionary bonus. The Compensation Committee of our Board set Mr. LoCascio’s annual salary at $325,000, effective April 2008, and target incentive compensation for 2009 was set at $200,000. The agreement provided that if Mr. LoCascio is terminated by us without cause or Mr. LoCascio terminates his employment for good reason, we must pay him an amount equal to the amount of his salary for the 12 months following the date of termination, and the pro rata portion of the bonus he would have been entitled to receive for the fiscal year in which the termination occurred. These amounts are payable in three monthly installments beginning 30 days after his termination. “Cause” means (i) an act or acts of dishonesty, moral turpitude or intentional felonious behavior which are materially detrimental to the Company, (ii) failure by Mr. LoCascio to obey the reasonable and lawful orders of our Board of Directors, (iii) gross negligence by Mr. LoCascio in the performance of, or willful disregard by Mr. LoCascio of his obligations under the agreement, or (iv) a conviction of Mr. LoCascio (including entry of a guilty or nolo contendre plea) of a crime involving fraud, dishonesty or moral turpitude or a felony. “Good reason” means (i) if Mr. LoCascio has suffered a material change or diminution in duties and responsibilities, (ii) if our Board of Directors reduces the base salary or bonus to which Mr. LoCascio is entitled under the agreement, (iii) if we consummate a sale of all or substantially all of our assets to a third party and the third party does not assume the obligations of the Company under the agreement or (iv) if Mr. LoCascio is relocated to a location outside the New York Metropolitan area. Pursuant to the agreement, for a period of one year from the date of termination of Mr. LoCascio’s employment, he may not directly or indirectly compete with us, including, but not limited to, being employed by any business which competes with us, or otherwise acting in a manner intended to advance an interest of a competitor of ours in a way that will or may injure an interest of ours.

Timothy E. Bixby, our President and Chief Financial Officer, is employed pursuant to an employment agreement entered into as of June 23, 1999, which continues until it is terminated by either party. Pursuant to the agreement, Mr. Bixby is entitled to receive an annual base salary of not less than $140,000 and an annual discretionary bonus. The Compensation Committee of our Board set Mr. Bixby’s annual salary at $325,000, effective April 2008, and target incentive compensation for 2009 was set at $200,000. Mr. Bixby is also eligible to receive long-term incentive awards determined by our Board consisting of options to purchase Common Stock. If, following a change of control of the Company, Mr. Bixby’s employment is terminated without cause or due to a constructive discharge, all of his options then outstanding will vest immediately, we must pay him a lump-sum amount equal to his annual salary plus the pro rata portion of the bonus he would have been entitled to receive for the year in which the termination occurred and he will be entitled to continue to receive healthcare benefits for one year following such a termination. If Mr. Bixby’s employment is terminated without cause or due to a constructive discharge not in connection with a change of control of the Company, we must pay Mr. Bixby his base salary for the 12 months following such a termination, his outstanding options will continue to vest under the original vesting schedule for such 12 month period and he will be entitled to continue to receive healthcare benefits for one year following such a termination. “Cause” means Mr. Bixby’s serious, willful misconduct with respect to his duties under which has resulted or is likely to result in material economic damage to the Company (subject to notice and cure provisions). “Constructive Discharge” means a failure of the Company to fulfill its obligations under the agreement in any material respect including any reduction of Mr. Bixby’s base salary or other material change by the Company in the functions, duties or responsibilities of the position which would reduce the responsibility or scope of his position (subject to notice and cure provisions). Pursuant to the agreement, for a period of one year from the date of termination of Mr. Bixby’s employment, he may not directly or indirectly compete with us, including, but not limited to, being employed by any business which competes with us, or otherwise acting in a manner intended to advance an interest of a competitor of ours in a way that will or may injure an interest of ours.

Eli Campo, our Executive Vice President, GM, Technology Operations — Tel Aviv, and we have entered into a letter agreement, dated as of December 22, 2006, covering the terms and conditions of Mr. Campo’s employment. Pursuant to the agreement, Mr. Campo is entitled to receive an annual base salary of 864,000 NIS and benefits in accordance with LivePerson’s existing standard practices and policies and to participate in LivePerson’s bonus plan under terms comparable to other LivePerson employees of a similar role and responsibility. For our Fiscal Year 2008, the average exchange rate was approximately US$1/3.59 NIS. The agreement provides that Mr. Campo’s target incentive compensation in subsequent years will be determined by LivePerson but may not be less than 25% of his then-current annual base salary. Effective April 2008, Mr. Campo’s base salary was set at 900,900 NIS. We make payments toward various employee benefits in accordance with the laws of the State of Israel. Mr. Campo must provide six months prior notice for a voluntary termination. If Mr. Campo’s full-time employment with us continues during the six month period following his notice of voluntary termination, he would be entitled to receive the pro rata portion of the bonus he would have been entitled to receive for the fiscal year in which the termination occurred and his options that were scheduled to vest within six months following such termination would accelerate and be fully exercisable upon such termination. If Mr. Campo is terminated by us without cause or constructively terminated, subject to signing a release of claims, he is entitled to receive a lump-sum payment equal to his then-current base salary for six months and the pro rata portion of the bonus he would have been entitled to receive for the fiscal year in which the termination occurred and his options that were scheduled to vest within 12 months following the termination would accelerate and be fully exercisable upon the termination. “Cause” is defined as (i) Mr. Campo’s failure to substantially perform his duties provided that we have previously made him aware of such failure, (ii) Mr. Campo’s conviction of, or plea of nolo contendere to, a felony or any other crime involving dishonesty, fraud, or moral turpitude, (iii) Mr. Campo’s gross negligence or willful misconduct in connection with the performance of his duties and responsibilities, (iv) Mr. Campo’s failure to substantially comply with our rules and policies governing employee conduct or with the lawful directives of our Board of Directors, or (v) Mr. Campo’s breach of any non-disclosure, non-solicitation, non-competition or other restrictive covenant obligations to us. “Constructively terminated” is defined as a resignation by Mr. Campo as a result of a material diminution of his job responsibilities, level of authority, title and/or base salary without his consent, subject to certain exceptions and notice and cure provisions.

James J. Dicso, our Senior Vice President, Enterprise Sales and Services, and we have entered into a letter agreement, dated as of November 3, 2004, covering the terms and conditions of Mr. Dicso’s employment. Pursuant to the agreement, Mr. Dicso was entitled to receive an annual base salary of $200,000 plus incentive compensation based on LivePerson’s revenue performance in 2005. In February 2008, Mr. Dicso became our Senior Vice President of Enterprise Sales and Services, his base salary was set at $250,000, and target incentive compensation of $150,000 was established for 2009 based on revenue performance and other factors. If Mr. Dicso is terminated without cause, he is entitled to receive his base salary for three months following such termination. If there is a change of control of the Company and Mr. Dicso is terminated without cause, in addition to receiving his base salary for three months following such termination, his options that were scheduled to vest within 12 months following such termination would accelerate and be fully exercisable upon such termination. “Cause” means willful misconduct with respect to Mr. Dicso’s duties and responsibilities which results or is likely to result in material damage to the Company in the sole discretion of our Board of Directors.

Kevin T. Kohn, our Executive Vice President, Marketing, and we have entered into a letter agreement, dated as of August 31, 2004, covering the terms and conditions of Mr. Kohn’s employment. Pursuant to the agreement, Mr. Kohn was entitled to receive an annual base salary of $200,000 and to participate in LivePerson’s bonus plan under terms comparable to other LivePerson employees of a similar role and responsibility. Effective April 2008, Mr. Kohn’s annual salary was adjusted to $220,500, and target incentive compensation of $70,000 was established for 2009. If Mr. Kohn is terminated without cause after this period, he is entitled to receive his then-current base salary for three months following such termination. “Cause” means willful misconduct with respect to Mr. Kohn’s duties and responsibilities which results or is likely to result in material damage to the Company in the sole discretion of our Board of Directors.

Potential Payments Upon Termination or Change-in-Control

The following describes and quantifies additional compensation that would have become payable to certain of our executives in connection with an involuntary termination of their employment or a change in control of LivePerson on December 31, 2008 as described under “Employment Agreements for our Named

Executive Officers.” Where applicable, the amounts payable assume a $1.82 fair value of our Common Stock (the closing price on December 31, 2008).

Executive Officer	Reason for Payment	Cash Payment ($)		Accelerated Vesting of Equity Awards ($)		Benefits ($)		Other ($)
Robert P. LoCascio	Termination without cause or for good reason (regardless of whether a change of control occurred)	475,000	(1)	––		—		—
Timothy E. Bixby	Termination without cause or due to a constructive discharge, not following a change of control	325,000	(2)	—	(3)	22,469	(4)	—
	Termination without cause or due to a constructive discharge, following a change of control	475,000	(5)	—	(3)	22,469	(4)	—
Eli Campo	Voluntarily resigned with the requisite notice (regardless of whether a change of control occurred)	59,873	(6)	—	(3)	—		42,971	(7)
	Termination without cause or constructively terminated (regardless of whether a change of control occurred)	190,301	(8)	—	(3)	—		42,971	(7)
James J. Dicso	Terminated without cause, not following a change of control	62,500	(9)	—		—		—
	Terminated without cause, following a change of control	62,500	(9)	—	(3)	—		—
Kevin T. Kohn	Terminated without cause, not following a change of control	55,125	(9)	—		—		—

(1)	Represents annual base salary as of December 31, 2008 and Fiscal Year 2008 bonus as of December 31, 2008.
(2)	Represents annual base salary as of December 31, 2008.
(3)	Exercise price of the options was greater than the closing price of our common stock on December 31, 2008, therefore the value of these options is zero.
(4)	Represents continued healthcare coverage for one year.
(5)	Represents annual base salary as of December 31, 2008 and Fiscal Year 2008 bonus as of December 31, 2008.
(6)	Represents Fiscal Year 2008 bonus as of December 31, 2008.
(7)	Represents funds held by us for executive insurance and the Advance Study Fund.
(8)	Represents base salary as of December 31, 2008 for six months and Fiscal Year 2008 bonus as of December 31, 2008.
(9)	Represents base salary as of December 31, 2008 for three months.

Grants of Plan-Based Awards in 2008 Fiscal Year

The following table sets forth information concerning awards under our equity and non-equity incentive plans granted to each of the Named Executive Officers in 2008, including performance-based awards.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert P. LoCascio	—	—	200,000	(1)	—	—	—	—	—	—	—	—
Timothy E. Bixby	—	—	200,000	(1)	—	—	—	—	—	—	—	—
	4/01/2008	—	—		—	—	—	—	—	41,500	3.23	80,722
Eli Campo	—	—	75,000	(2)	—	—	—	—	—	—	—	—
	4/1/2008	—	—		—	—	—	—	—	27,000	3.23	52,518
James J. Dicso	—	—	150,000	(3)	—	—	—	—	—	—	—	—
	2/22/2008	—	—		—	—	—	—	—	50,000	3.45	98,550
Kevin T. Kohn	—	—	70,000	(2)	—	—	—	—	—	—	—	—
	4/1/2008	—	—		—	—	—	—	—	27,000	3.23	52,518

(1)	Amounts shown represent the target awards that could have been earned by the Named Executive Officer under the Company’s annual cash incentive bonus plan for these Executives. There were no threshold bonus opportunities. The target amount could be exceeded based on applicable metrics and other factors. Awards are based on Company performance as measured by a combination of revenue, EBITDA, the achievement of strategic objectives and other metrics and components defined by the Compensation Committee. Actual incentives earned in 2008 and paid in 2009 are reflected in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column.
(2)	Amounts shown represent the target awards that could have been earned by the Named Executive Officer under the Company’s annual cash incentive bonus plan for these Executives. There were no threshold bonus opportunities. The target amount could be exceeded based on performance metrics. Awards are based on achievement of individual performance objectives, Company performance as measured by EBITDA and the achievement of strategic objectives. The actual incentives earned in 2008 and paid in 2009 are reflected in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column.
(3)	Amounts shown represent the target awards that could have been earned by the Named Executive Officer under the Company’s annual cash incentive bonus plan for this Executive. The target amount could be exceeded based on performance metrics. Awards are based on Company performance as measured primarily by revenue along with other company performance metrics. Actual incentives earned in 2008 and paid in 2009 are reflected in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column.
(4)	The exercise price is the grant date closing market price per share.

Outstanding Equity Awards at End of 2008 Fiscal Year

The following table set forth information concerning unexercised stock options outstanding for each of the Named Executive Officers as of the end of the 2008 Fiscal Year. We have not granted any restricted stock or made any other stock awards.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert P. LoCascio	187,500	62,500	—	2.92	1/27/2015	—	—	—	—
	13,750	41,250	—	5.90	1/30/2017	—	—	—	—
Timothy E. Bixby	97,500	—	—	2.00	10/25/2009	—	—	—	—
	75,000	—	—	3.33	1/28/2010	—	—	—	—
	225,000	—	—	1.94	10/20/2010	—	—	—	—
	70,000	—	—	0.35	4/19/2011	—	—	—	—
	124,500	—	—	0.29	11/9/2011	—	—	—	—
	275,000	—	—	0.72	12/12/2012	—	—	—	—
	107,500	37,500	—	2.92	1/27/2015	—	—	—	—
	13,750	41,250	—	5.90	1/30/2017	—	—	—	—
	—	41,500	—	3.23	4/1/2018	—	—	—	—
Eli Campo	75,000	225,000	—	6.04	2/21/2017	—	—	—	—
	—	27,000	—	3.23	4/1/2018	—	—	—	—
James J. Dicso	120,000	—	—	1.97	11/16/2014	—	—	—	—
	112,500	37,500	—	3.16	7/22/2015	—	—	—	—
	9,575	50,425	—	5.90	1/30/2017	—	—	—	—
	—	50,000	—	3.45	2/22/2018	—	—	—	—
Kevin T. Kohn	203,000	—	—	1.97	11/16/2014	—	—	—	—
	8,750	26,250	—	5.90	1/30/2017	—	—	—	—
	—	27,000	—	3.23	4/1/2018	—	—	—	—

Option Exercises and Stock Vested in 2008 Fiscal Year

The following table sets forth information concerning the number of shares acquired and the value realized by the named executive officers as a result of stock option exercises and restricted stock vesting in 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert P. LoCascio	—	—	—	—
Timothy E. Bixby	202,500	183,310	—	—
Eli Campo	—	—	—	—
James J. Dicso	—	—	—	—
Kevin T. Kohn	—	—	—	—

(1)	Value realized on exercise is based on the market price of our Common Stock at the time of exercise less the exercise price, multiplied by the number of shares underlying the exercised options.

Compensation of Directors in 2008 Fiscal Year

The following table sets forth information concerning the compensation of our non-employee directors in the 2008 Fiscal Year.

Following the table is a discussion of material factors related to the information disclosed in the table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	Changed in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Steven Berns	23,000	—	54,785	—	—	—	77,785
Emmanuel Gill	19,500	—	54,785	—	—	—	74,285
Kevin C. Lavan	25,500	—	54,785	—	—	—	80,285
William G. Wesemann	18,000	—	54,785	—	—	—	72,785

(1)	This column represents the charges recognized for financial statement reporting purposes with respect to the 2008 Fiscal Year for the fair value of stock options granted to each non-employee director in the 2008 Fiscal Year and in prior fiscal years and allocated to service provided by the non-employee director in the 2008 Fiscal Year, in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the grants, refer to Note 1(l) of LivePerson’s consolidated financial statements contained in our Annual Report on Form 10-K for the 2008 Fiscal Year, as filed with the SEC. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the non-employee directors.
(2)	At December 31, 2008, the number of shares underlying unexercised stock options were: Mr. Berns, 45,000; Mr. Gill, 50,000; Mr. Lavan, 60,000; and Mr. Wesemann, 90,000. All of these stock options were exercisable at December 31, 2008, but those options granted in 2008 are subject to repurchase by the Company if the director ceases service before the vesting date (June 10, 2009, the first anniversary of the grant date). Each non-employee director was granted an option to purchase 15,000 shares of our Common Stock on June 10, 2008, the date of our 2008 annual meeting of stockholders, with a grant date fair value of $27,963. These options were immediately exercisable and are subject to repurchase by the Company if the director ceases service before the vesting dates (June 10, 2009, the first anniversary of the grant dates).

Directors who are also our employees receive no additional compensation for their services as directors. As of January 1, 2009, directors who are not our employees receive an annual cash stipend of $20,000 and a cash payment of $1,000 for attendance in person or by telephone at each meeting of the Board of Directors or committees of the Board of Directors, and they are reimbursed for reasonable travel expenses and other reasonable out-of-pocket costs incurred in connection with attendance at meetings. In addition, the Chairman of the Audit Committee and the Chairman of the Compensation Committee receive an annual cash stipend of $10,000 and $5,000, respectively. Non-employee directors are granted options to purchase 35,000 shares of our Common Stock upon their election to the Board of Directors. In addition, non-employee directors are granted options to purchase 15,000 shares of our Common Stock on the date of each annual meeting of stockholders. These non-employee director option grants are made under our Amended and Restated 2000 Stock Incentive Plan, as amended as of April 21, 2005.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of our Board of Directors during the 2008 Fiscal Year were Mr. Berns (Chair), Mr. Gill and Mr. Wesemann.

During the 2008 Fiscal Year:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;
•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000;

•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;
•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and
•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

Certain Relationships and Related Transactions

On an ongoing basis, the Audit Committee is required by its charter to review all related party transactions (those transactions that are required to be disclosed in this Proxy Statement by SEC Regulation S-K, Item 404 and under Nasdaq’s rules), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee. There were no related party transactions during the 2008 Fiscal Year.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Membership and Role of the Audit Committee

The Audit Committee consists of the following members of the Company’s Board of Directors: Steven Berns, Emmanuel Gill and Kevin C. Lavan (Chair). Each member of the Audit Committee is independent, as independence is defined for purposes of Audit Committee membership by the listing standards of Nasdaq and the applicable rules and regulations of the SEC. The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including LivePerson’s balance sheet, income statement and cash flow statement, as required by Nasdaq rules. In addition, the Board has determined that Mr. Lavan satisfies the Nasdaq rule requiring that at least one member of our Board’s Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that Mr. Lavan is an “audit committee financial expert” as defined by the SEC.

The Audit Committee appoints our independent registered public accounting firm, subject to ratification by our stockholders, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between LivePerson and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. The Audit Committee charter is available in the “Company — About Us — Investor Relations” section of our web site.

Review of the Company’s Audited Consolidated Financial Statements for the 2008 Fiscal Year

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the 2008 Fiscal Year with the Company’s management. The Audit Committee has separately discussed with BDO Seidman, LLP, the Company’s independent registered public accounting firm for the 2008 Fiscal Year, the matters required to be discussed by Statement on Auditing Standards No. 61 (“Communication with Audit Committees”), as amended, which includes, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements.

The Audit Committee has also received the written disclosures and the letter from BDO Seidman, LLP required by Public Company Accounting Oversight Board independence standards, as amended, and the Audit Committee has discussed with BDO Seidman, LLP the independence of that firm from the Company.

Conclusion

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the 2008 Fiscal Year for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors:

Steven Berns
Emmanuel Gill
Kevin C. Lavan (Chair)

PROPOSAL TWO — APPROVAL OF 2009 STOCK INCENTIVE PLAN

On April 21, 2009, the Board of Directors of the Company adopted, subject to stockholder approval, the 2009 Stock Incentive Plan (the “2009 Plan”).

The 2009 Plan is intended to replace the Company’s 2000 Stock Incentive Plan (the “2000 Plan”), which expires by its terms on March 21, 2010. As of April 21, 2009, options to purchase 10,794,474 shares of common stock were outstanding under the 2000 Plan and an additional 2,852,267 shares were reserved for future awards. Upon the expiration of the 2000 Plan on March 21, 2010, all then outstanding options will remain in effect, but, in the event that the stockholders approve the 2009 Plan, no additional awards will be made under the 2000 Plan after the date of such stockholder approval.

Awards may be made under the 2009 Plan for a number of shares of common stock that is equal to the sum of: (i) 6,000,000 shares of common stock; plus (ii) such additional number of shares of common stock as is equal to the sum of (x) the number of shares of common stock reserved for issuance under the 2000 Plan that remain available for grant under the 2000 Plan on the date that the Company stockholders approve the 2009 Plan (as of April 21, 2009, 2,852,267 shares were reserved for future awards under the 2000 Plan) and (y) the number of shares of common stock subject to awards granted under the 2000 Plan that expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (as of April 21, 2009, options to purchase 10,794,474 shares of common stock were outstanding under the 2000 Plan); provided that in no event shall the sum of (x) and (y) above exceed 13,646,741 shares. Any or all such awards under the 2009 Stock Incentive Plan may be in the form of incentive stock options. In the event that the stockholders approve the 2009 Plan, no additional awards will be made under the 2000 Plan after the date of such stockholder approval.

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors believes adoption of the 2009 Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the 2009 Plan. If the 2009 Plan is approved by our stockholders, an additional 6,000,000 shares of our common stock will be reserved for issuance thereunder.

Description of the 2009 Plan

The following summary describes the principal provisions of the 2009 Plan. The summary does not purport to be complete and is qualified in its entirety by the full text of the 2009 Plan attached as Exhibit A to this Proxy Statement.

Types of Awards

The 2009 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock and cash-based awards as described below (collectively, “Awards”).

Authorized Number of Shares; Fungible Share Pool

Subject to adjustment in the event of stock splits and other similar events, Awards may be made under the Plan for up to the number of shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) that equals the sum of:

•	6,000,000 shares of Common Stock; plus
•	the number of shares of Common Stock equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the 2000 Plan that remain available for grant under the 2000 Plan on the date that the Company stockholders approve the 2009 Plan (as of April 21, 2009, 2,852,267 shares were reserved for future awards under the 2000 Plan) and (y) the number of shares of Common Stock subject to awards granted under the 2000 Plan that expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (as of April 21, 2009, options to purchase

10,794,474 shares of common stock were outstanding under the 2000 Plan); provided that in no event shall the sum of (x) and (y) above exceed 13,646,741 shares.

Any Restricted Stock Award (as defined below) or other stock-based Award with a per share price or per unit purchase price lower than 100% of fair market value on the date of grant, will be counted against the shares reserved for issuance under the 2009 Plan, and the limits described below, as two shares for each share of Common Stock subject to such Award and all other Awards made under the 2009 Plan will be counted against the shares reserved for issuance under the 2009 Plan, and the limits described below, as one share for each one share of Common Stock underlying the award. To the extent a share that was subject to an Award that was counted as two shares is returned to the 2009 Plan, the share reserve and limits will be credited with two shares. To the extent a share that was subject to an Award that was counted as one share is returned to the 2009 Plan, the share reserve and limits will be credited with one share.

Incentive Stock Options and Non-statutory Stock Options.  Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options must be granted at an exercise price which is equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, incentive stock options granted to optionees holding more than 10% of the voting power of the Company must have an exercise price that is at least 110% of the fair market value of the Common Stock on the date of grant. Options may not be granted for a term in excess of ten years. The 2009 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, delivery to the Company of shares of Common Stock, (iii) subject to certain conditions, delivery to the Company of a notice of “net exercise”, (iv) subject to certain conditions, delivery to the Company of a promissory note, (v) any other lawful means, or (vi) any combination of these forms of payment. Unless otherwise approved by the Company’s stockholders, the 2009 Plan prohibits decreasing the exercise price of an option after grant or cancelling an option and replacing it with an Award with a lower exercise price.

Stock Appreciation Rights.  A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be granted independently or in tandem with an Option. The measurement price of a SAR must not be less than 100% of the fair market value of the Common Stock on the date of grant. SARs may not be granted for a term in excess of ten years. Unless otherwise approved by the Company’s stockholders, the 2009 Plan prohibits decreasing the measurement price of a SAR after grant or canceling a SAR and replacing it with an Award with a lower exercise price.

Restricted Stock Awards.  Restricted stock entitles recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient (or to require forfeiture of the shares) in the event that the conditions specified in the applicable Award are not satisfied before the end of the applicable restriction period established for such Award. Restricted stock units, or RSUs, entitle the recipient to receive shares of Common Stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board. Restricted stock and RSUs are collectively referred to as “Restricted Stock Awards.” In general, Restricted Stock Awards that vest solely based on the passage of time will be zero percent vested before the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), no more than one-third vested before the second anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and no more than two-thirds vested before the third anniversary of the date of grant (or, in the case of Awards granted to non-employee directors, if earlier, the date of the third annual meeting held after the date of grant). In general, Restricted Stock Awards that do not vest solely based on the passage of time will not vest before the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). These vesting schedules do not apply to performance awards or to Restricted Stock Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares under the 2009 Plan. In certain circumstances, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award. Participants holding restricted stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. To the extent provided by the Board, in its sole discretion, a grant of RSUs may provide participants the right to receive dividend equivalents.

Other Stock- and Cash-Based Awards.  Under the 2009 Plan, the Board of Directors has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, and the grant of Awards entitling recipients to receive shares of Common Stock to be delivered in the future. The Board may also grant cash-based Awards under the 2009 Plan.

Performance Conditions.  The Compensation Committee may determine, at the time of grant, that a Restricted Stock Award, Restricted Stock Unit Award or Other Stock- or Cash-Based Award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such Award will be based on one or more of the following measures: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/ or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives, (n) total shareholder return or (o) achievement of strategic or operational goals. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Compensation Committee; and (iii) will be set by the Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

Transferability of Awards

Except as the Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the Participant, Awards are exercisable only by the Participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the Company and its subsidiaries and of other business ventures in which the Company has a controlling interest are eligible to be granted Awards under the 2009 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its corporate subsidiaries.

The maximum number of shares with respect to which Awards may be granted to any participant under the 2009 Plan may not exceed one million (1,000,000) shares per calendar year. For purposes of this limit, the combination of an Option in tandem with SAR is treated as a single award. In addition, the maximum number of shares with respect to which awards may be granted to directors who are not employees of the Company at the time of not employees of the Company at the time of grant is 5% of the maximum number of shares authorized for issuance under the 2009 Plan. The maximum amount of cash payable under a cash award may not exceed $1.0 million per participant per calendar year.

Plan Benefits

As of April 22, 2009, approximately 353 persons were eligible to receive Awards under the 2009 Plan, including the Company’s eight executive officers and four non-employee directors. The granting of Awards under the 2009 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

On April 22, 2009, the last reported sale price of the Company Common Stock on the Nasdaq Capital Market was $2.57.

Administration

The 2009 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2009 Plan and to interpret the provisions of the 2009 Plan. Pursuant to the terms of the 2009 Plan, the Board of Directors may delegate authority under the 2009 Plan to one or more committees or subcommittees of the Board of Directors. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the 2009 Plan, including the granting of Awards to executive officers. The Board of Directors may also delegate authority to Mr. Timothy Bixby to grant options to our non-executive employees, subject to limitations set by the Compensation Committee or the Board of Directors from time to time.

Subject to any applicable limitations contained in the 2009 Plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the Common Stock on the date of grant), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of Common Stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

The Board of Directors is required to make equitable adjustments in connection with the 2009 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2009 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company. In connection with a Reorganization Event, the Board of Directors or the Compensation Committee will take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board or the Compensation Committee determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised Options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding Awards, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

Except as described above, the Board of Directors or the Compensation Committee may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2009 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Substitute Awards

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the 2009 Plan. Substitute Awards will not count against the 2009 Plan’s overall share limit, except as may be required by the Code.

Provisions for Foreign Participants

The Board of Directors or the Compensation Committee may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2009 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be made under the 2009 Plan after June 8, 2019 but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2009 Plan; provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the Plan.

If Stockholders do not approve the adoption of the 2009 Plan, the 2009 Plan will not go into effect, and the Company will not grant any Awards under the 2009 Plan. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2009 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50%-or-more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the 2009 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Common Stock.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Required Vote

The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Annual Meeting is required to approve the 2009 Plan.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 2009 PLAN.

PROPOSAL THREE — RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of BDO Seidman, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, including each quarterly interim period, and the Board of Directors is asking the stockholders to ratify this appointment.

Although stockholder ratification of the Audit Committee’s appointment of BDO Seidman, LLP is not required, the Board of Directors considers it desirable for the stockholders to pass upon the selection of the independent registered public accounting firm. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

A representative from BDO Seidman, LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Fees Billed to the Company for Services Rendered during the Fiscal Years Ended December 31, 2008 and 2007

BDO Seidman, LLP served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2008 and 2007.

Audit Fees

An aggregate of $536,800 and $584,465 was billed by BDO Seidman, LLP for the fiscal years ended December 31, 2008 and 2007, respectively, for professional services rendered for the audits of the Company’s annual consolidated financial statements and internal controls over financial reporting, and reviews of financial statements included in the Company’s quarterly reports on Form 10-Q.

Audit-Related Fees

No fees were billed by BDO Seidman, LLP for the fiscal years ended December 31, 2008 and 2007 for assurance and related services that were reasonably related to the performance of the audits or review of the Company’s financial statements, and not reported under the heading “Audit Fees” above.

Tax Fees

No fees were billed by BDO Seidman, LLP for the fiscal years ended December 31, 2008 and 2007 for tax compliance, tax consulting and tax planning services.

All Other Fees

No fees were billed by BDO Seidman, LLP for the fiscal years ended December 31, 2008 and 2007 for services other than those described above.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services. The Audit Committee has authorized each of its members to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reviewed with the full Audit Committee at its next meeting.

As early as practicable in each fiscal year, the independent registered public accounting firm provides to the Audit Committee a schedule of the audit and other services that they expect to provide or may provide during the year. The schedule is specific as to the nature of the proposed services, the proposed fees, and other details that the Audit Committee may request. The Audit Committee by resolution authorizes or declines the proposed services. Upon approval, this schedule serves as the budget for fees by specific activity or service for the year.

A schedule of additional services proposed to be provided by the independent registered public accounting firm or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule is required to be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee intends by resolution to authorize or decline authorization for each proposed new service.

Required Vote

The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Annual Meeting is required to ratify the Audit Committee’s selection of BDO Seidman, LLP.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF BDO SEIDMAN, LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

ANNUAL REPORT AND HOUSEHOLDING

A copy of the Annual Report of the Company for the 2008 Fiscal Year is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

In order to reduce printing and postage costs, only one Annual Report and one Proxy Statement will be mailed to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one Proxy Statement and you wish to receive an additional copy or copies of the Annual Report and the Proxy Statement, or if your household is receiving multiple copies of the Company’s Annual Reports or Proxy Statements and you wish to request that future deliveries be limited to a single copy, please send a written request to Timothy E. Bixby, President, Chief Financial Officer, at the Company’s principal executive offices located at 462 Seventh Avenue, 3rd Floor, New York, New York 10018.

FORM 10-K

The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on March 13, 2009. Stockholders may obtain a copy of this report, without charge, by writing to Timothy E. Bixby, President, Chief Financial Officer, at the Company’s principal executive offices located at 462 Seventh Avenue, 3rd Floor, New York, New York 10018.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, references to the Audit Committee Charter and references to the independence of the Audit Committee members are not deemed filed with the Securities and Exchange Commission, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy Card to vote the shares they represent as such persons deem advisable. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy Card.

EXHIBIT A

LIVEPERSON, INC.

2009 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2009 Stock Incentive Plan (the “Plan”) of LivePerson, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “ Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, and directors are eligible to be granted options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and other stock- and cash-based awards (each, an “Award”) under the Plan. Consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 (or any successor form)) are also eligible to be granted Awards. Each person who is granted an Award under the Plan is deemed a “Participant.”

3.	Administration and Delegation

(a) Administration by Board of Directors.  The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers.  To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of the Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant restricted stock, unless Delaware law then permits such delegation.

(d) Awards to Non-Employee Directors.  Discretionary Awards to non-employee directors will only be granted and administered by a Committee, all of the members of which are independent as defined by Section 4200(a)(15) of the Nasdaq Marketplace Rules.

4.	Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Number of Shares.  Subject to adjustment under Section 9, Awards may be made under the Plan for up to the number of shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) that is equal to the sum of:

(A) 6,000,000 shares of Common Stock; plus

(B) such additional number of shares of Common Stock as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s Amended and Restated 2000 Stock Incentive Plan (the “Existing Plan”) that remain available for grant under the Existing Plan on the date that the Company stockholders approve this Plan (as of April 21, 2009, 2,852,267 shares were reserved for future awards under the Existing Plan) and (y) the number of shares of Common Stock subject to awards granted under the Existing Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right, subject, however, in the case of Incentive Stock Options (as hereinafter defined) to any limitations of the Code (as of April 21, 2009, options to purchase 10,794,474 shares of common stock were outstanding under the Existing Plan); provided that in no event shall the sum of (x) and (y) above exceed 13,646,741.

(2) Fungible Share Pool.  Subject to adjustment under Section 9, any Award that is not a Full-Value Award shall be counted against the share limits specified in Sections 4(a)(1) and 4(b)(2) as one share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limits specified in Sections 4(a)(1) and 4(b)(2) as two shares for each one share of Common Stock subject to such Full-Value Award. “Full-Value Award” means any Restricted Stock Award or other Stock-Based Award with a per share price or per unit purchase price lower than 100% of Fair Market Value (as defined below) on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as two shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with two shares.

(3) Share Counting.  For purposes of counting the number of shares available for the grant of Awards under the Plan and under the sublimits contained in Sections 4(b)(2), (i) all shares of Common Stock covered by independent SARs shall be counted against the number of shares available for the grant of Awards; provided, however, that independent SARs that may be settled only in cash shall not be so counted; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and provided further, in the case of independent SARs, that the full number of shares subject to any stock-settled SAR shall be counted against the shares available under the Plan and against the sublimits listed in the first clause of this Section in proportion to the portion of the SAR actually exercised regardless of the number of shares actually used to settle such SAR upon exercise; (iii) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(iv) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Sub-limits.  Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit.  The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be one million (1,000,000) per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereafter defined) shall be treated as a single Award. The per Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards to Directors.  The maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant shall be 5% of the maximum number of authorized shares set forth in Section 4(a)(1).

(c) Substitute Awards.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a) General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b) Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of LivePerson, Inc., any of LivePerson, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price.  The Board shall establish the exercise price of each Option and specify the exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d) Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Option.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company, together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive the number of shares of Common Stock underlying the Option so exercised reduced by the number of shares of Common Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing.  Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

6.	Stock Appreciation Rights

(a) General.  The Board may grant Awards consisting of SARs entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(c). The date as of which such appreciation is determined shall be the exercise date.

(b) Grants.  SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards.  When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

(2) Independent SARs.  A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c) Measurement Price.  The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR with a measurement price to be determined on a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(d) Duration of SARs.  Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(e) Exercise of SARs.  SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company, together with any other documents required by the Board.

(f) Limitation on Repricing.  Unless such action is approved by the Company’s stockholders: (1) no outstanding SAR granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled SAR.

7.	Restricted Stock; Restricted Stock Units

(a) General.  The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for All Restricted Stock Awards.  The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any. Restricted Stock Awards that vest solely based on the passage of time shall be zero percent vested prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), no more than one-third vested prior to the second anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and no more than two-thirds vested prior to the third anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the third annual meeting held after the date of grant). Restricted Stock Awards that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). The two foregoing sentences shall not apply to (1) Performance Awards granted pursuant to Section 10(i) or (2) Restricted Stock Awards and Other Stock-Based Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares set forth in Section 4(a)(1). Notwithstanding any other provision of this Plan (other than Section 10(i), if applicable), the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death, disability or retirement of the Participant; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends.  Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. Unless otherwise provided by the Board, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

(2) Stock Certificates.  The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement.  Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Code Section 409A.

(2) Voting Rights.  A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents.  To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

8.	Other Stock-Based and Cash-Based Awards.

(a) General.  Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Performance Awards or other Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b) Terms and Conditions.  Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Awards, including any purchase price applicable thereto. Other Stock-Based Awards that vest solely based on the passage of time shall be zero percent vested prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), no more than one-third vested prior to the second anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and no more than two-thirds vested prior to the third anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the third annual meeting held after the date of grant). Other Stock-Based Awards that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). The two foregoing sentences shall not apply to (1) Performance Awards granted pursuant to Section 10(i) or (2) Restricted Stock Awards and Other Stock-Based Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares set forth in Section 4(a)(1). Notwithstanding any other provision of this Plan (other than Section 10(i), if applicable), the Board may, in its discretion, either at the time a Other Stock-Based Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Other Stock-Based Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death, disability or retirement of the Participant; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

9.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the sub-limits and share counting rules set forth in Sections 4(a) and 4(b) and the minimum vesting rules of Sections 7(b) and 8(b) (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the measurement price of each SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition.  A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transactions or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards.  In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Awards and any applicable tax withholdings, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock Awards.  Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

10.	General Provisions Applicable to Awards

(a) Transferability of Awards.  Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status.  The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding.  The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award.  The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9 hereof.

(g) Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration.  Except as otherwise provided in Sections 7(b), 8(b) and 10(i), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Performance Awards.

(1) Grants.  Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“Performance Awards”), subject to the limit in Section 4(b)(1) on shares covered by such grants. Subject to Section 10(i)(4), no Performance Awards shall vest prior to the first anniversary of the date of grant. Performance Awards can also provide for cash payments of up to $1 million per calendar year per individual.

(2) Committee.  Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee or subcommittee. “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(3) Performance Measures.  For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet or income statement objectives, total shareholder return, or strategic or operational goals. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4) Adjustments.  Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(5) Other.  The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11.	Miscellaneous

(a) No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder.  Except with respect to Restricted Stock Awards or as otherwise explicitly provided in the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan.  The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of NASDAQ Stock Market (“NASDAQ ”) may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of NASDAQ “material amendments” to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 9), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e) Authorization of Sub-Plans.  The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Non U.S. Employees.  Awards may be granted to Participants who are non-U.S. citizens or residents employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants employed in the United States as may, in the judgment of the Board, be necessary or desirable in order to recognize differences in local law or tax policy. The Board also may impose conditions on the exercise or vesting of Awards in order to minimize the Board’s obligation with respect to tax equalization for Participants on assignments outside their home country. The Board may approve such supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.

(g) Compliance with Section 409A of the Code.  Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Code Section 409A) (the “New Payment Date”), except as Code Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Code Section 409A but do not to satisfy the conditions of that section.

(h) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee, or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, other employee, or agent of the Company. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.

(i) Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

LIVEPERSON, INC.

PROXY

ANNUAL MEETING OF STOCKHOLDERS, JUNE 9, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF LIVEPERSON, INC.

The undersigned stockholder of LivePerson, Inc. (the “Company”) revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held June 9, 2009 and the Proxy Statement, and appoints Robert P. LoCascio, Chief Executive Officer, and Timothy E. Bixby, Chief Financial Officer and President, and each of them, the Proxy of the undersigned, with full power of substitution and resubstitution, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on June 9, 2009 at the Courtyard by Marriott Hotel (Manhattan Times Square South), Meeting Room A, 114 West 40th Street, New York, New York 10018 (Tel: 212-391-0088) Eastern Daylight time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card, as well as our Annual Report on Form 10-K, are available at http://www.vfnotice.com/liveperson.

(CONTINUED, AND TO BE DATED AND SIGNED ON OTHER SIDE)

☒  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.

1.	TO ELECT TWO CLASS III DIRECTORS TO SERVE FOR A THREE-YEAR TERM ENDING IN THE YEAR 2012 OR IN EACH CASE UNTIL THE DIRECTOR’S SUCCESSOR SHALL HAVE BEEN DULY ELECTED AND QUALIFIED;
NOMINEES: KEVIN C. LAVAN ROBERT P. LOCASCIO
FOR ALL NOMINEES LISTED ABOVE (EXCEPT AS WRITTEN BELOW TO THE CONTRARY) ☐

Instruction: To withhold authority to vote for an individual nominee, write the nominee’s name in the space provided at left.

WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE	☐

2.	TO APPROVE OUR 2009 STOCK INCENTIVE PLAN;
	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	TO RATIFY THE AUDIT COMMITTEE’S APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.
	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the Annual Meeting and upon other matters as may properly come before the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES LISTED ABOVE AND A VOTE FOR ALL OF THE LISTED PROPOSALS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE (INCLUDING NOT WITHHOLDING AUTHORITY TO VOTE FOR THE DIRECTOR NOMINEES), THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES LISTED ABOVE AND FOR ALL OF THE LISTED PROPOSALS.

Signature (title, if any)	Signature, if held jointly	Date

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

(Print name(s) on certificate)

(JOINT OWNERS SHOULD EACH SIGN. PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEARS ON THE ENVELOPE IN WHICH THIS CARD WAS MAILED. WHEN SIGNING AS ATTORNEY, TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN OR CORPORATE OFFICER, PLEASE SIGN UNDER FULL TITLE, CORPORATE OR ENTITY NAME).